EXHIBIT 99.02

S & A SUPPLY, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For The Six Months Ended
	June 30,
	2007	2006
Net sales	$6,557,413	$7,080,645
Cost of sales	4,993,859	5,393,682
Gross profit	1,563,554	1,686,963

Selling, general and administrative expenses	1,745,053	1,774,963
Operating loss	(181,499)	(88,000)

Other income, net	165,261	167,313
Other expenses, net	(283,596)	(295,866)
Loss before income taxes	(299,834)	(216,553)

State taxes expense	12,449	13,642
Net loss	$(312,283)	$(230,195)

Pro forma information:
Loss before income taxes	(312,283)	(230,195)
Pro forma income tax expense	7,401	18,122
Pro forma net loss	$(319,684)	$(248,317)

See accompanying notes.

S & A SUPPLY, INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Six Months Ended
	2007	2006
Cash flows from operating activities:
Net loss	$(312,283)	$(230,195)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Charges (Credits) to income not requiring (providing) cash:
Depreciation	57,600	57,600
Changes in operating accounts that provided (used) cash:
Accounts receivable	115,897	86,867
Loan receivable - S&A Management, Inc.	(21,664)	159,084
Loan receivable - S&A Realty, Inc.	-	-
Loans receivable - Shareholder and employees	-	525
Inventory	(394,650)	(426,516)
Prepaid expenses, taxes, and deposits	(9,097)	(15,528)
Accounts Payable	489,233	628,227
Trade Payable - Sales and state corporation	(42,775)	(106,287)
Accrued payroll and expenses	(5,858)	114,472
Accrued profit sharing	1,095	112
Accrued management fees	-	-
Net cash (used in) provided by operating activities	(122,502)	268,361

Cash flows from investing activities:
Capital expenditures	(126,786)	(54,295)
Collection on shareholder note receivable - (RPM)	5,255	4,135
Net cash used in investing activities	(121,531)	(50,160)

Cash flows from financing activities:
Net borrowing on Line-of-Credit	325,765	(133,176)
Proceeds of Long-Term Debt - Net	23,031	8,648
Repayment to Shareholder - (NAM)	-	(50,000)
Borrowing from S&A Realty, Inc.	7,200	-
Distribution of "S" Corporation Income	(111,637)	(42,999)
Net cash provided by (used in) financing activities	244,359	(217,527)
Increase in cash	326	674
Cash - beginning of period	1,134	717
Cash - end of period	$1,460	$1,391

Supplemental Disclosure of Cash Flow Information:
Interest Paid	133,262	129,149
Income Taxes Paid	8,537	19,842

See accompanying notes.

S & A SUPPLY, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007
(Unaudited)

1.	DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was formed July 1, 1994, by way of a merger of S & A Wholesalers of New England, Inc., and   S & A Supply, Inc. of Pittsfield, Inc., brother-sister companies with common shareholders.

It operates as a wholesaler of plumbing, heating and electrical supplies with operations in Great Barrington, Pittsfield and North Adams, MA.

Revenue Recognition:   Revenue is recognized when the earnings process is complete, generally upon shipment of products in accordance with shipping terms.  There are no further obligations on the part of the Company subsequent to revenue recognition, except for returns of defective products from the Company’s customers, which are covered under the manufacturer’s warranty.  The Company will receive a vendor credit from the manufacturer related to the warranted product in question, at which time credits are issued to the customer.   The Company does not provide a warranty on products sold other than the warranty provided by the manufacturer.

Cash Equivalents:  The Company considers all highly liquid investment instruments with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents at June 30, 2007 and 2006.

Inventory is stated at the lower of cost (determined on the first-in, first-out basis) or market and consists solely of finished goods.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Basis of Presentation: The Company’s financial statements have been prepared by the Company and are unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the financial position for the interim periods to which the report relates.  The results of operations for the period ended June 30, 2007 is not necessarily indicative of the operating results that may be achieved for the full year.

Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted as permitted.  It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2006.

Accounts Receivable: The Company carries its accounts receivable at cost less an allowance for doubtful accounts.  On a periodic basis, the Company evaluates its accounts and establishes an allowance for doubtful accounts based on a history of past write-offs and collections and current credit conditions.  Interest is added to balances unpaid thirty days after billing.

S & A SUPPLY, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

1.	DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Vendor Rebates:  The Company has arrangements with several vendors that provide rebates payable when any of a number of measures generally related to volume level of purchases is achieved.  The Company accounts for such rebates as a reduction in inventory until the product is sold, at which time such rebates are reflected as a reduction in cost of sales in the statement of income.  Throughout the year, the Company estimates the amount of rebate based on an estimate of purchases to date relative to the purchase levels that mark progress toward earning the rebate.  The Company continually revises these estimates of earned vendor rebates based on actual purchase levels.

Property and Equipment: Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of assets as follows:

Computer hardware and software	5 years

Furniture and fixtures	7 years

Automobiles	5 years

Showroom fixtures and displays	5 years

Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of:  Long-lived assets, such as intangible assets, furniture, equipment and leasehold improvements, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through estimated undiscounted future cash flows from the use of these assets.  When any such impairment exists, the related assets will be written down to fair value.

Recent Issued Accounting Pronouncements: In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, (“SFAS 157”).  This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.  The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

2.	NOTE PAYABLE – LINE OF CREDIT

The note payable is a revolving line-of-credit with Lee Bank, due on demand, which has a maximum balance of $2,900,000.  The interest rate is Base Rate + 1.0%, floating with no minimum or maximum.  The Base Rate is equal to the highest Prime Rate as published in the Wall Street Journal.  The loan is subject to certain restrictive covenants and annual review.

All personal property has been pledged as collateral.  The loan has been guaranteed by S & A Management, Inc., and S & A Realty, Inc., all personal property of which has been pledged as collateral.  Nancy Mead has made an unlimited personal guarantee for repayment of the loan.

S & A SUPPLY, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2007

3.	FEDERAL INCOME TAX AND STATE CORPORATION EXCISE TAX

The financial statements contain no provision for Federal Taxes on corporate income since the Corporation’s shareholders have elected, as of March 1, 1989, under “Subchapter S” of the Internal Revenue Code, to be treated as an “S Corporation.”  Under the provisions of “Subchapter S” taxable income of the Corporation is included in income of the shareholders for tax purposes, and the tax thereon becomes a personal liability of the shareholders.  The Commonwealth of Massachusetts follows “Subchapter S” of the Internal Revenue Code, requiring only that the higher of the minimum tax, net worth tax, or tangible property tax be assessed.

The Company’s income tax expense for the six months ended June 30, 2007 was $12,449 compared to $13,642 for the same period in 2006.

At the “S” election date there were no “built-in-gains;” therefore, a provision for the deferred income taxes on the potential “built-in-gains” tax is not required.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB No. 109 (“FIN 48”), which prescribes accounting for and disclosure of uncertainty in tax positions.  This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the financial statements and the measurement of tax benefits recognized.  The provisions of FIN 48 are effective as of the beginning of the Company’s 2007 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The adoption of FIN 48 had an immaterial impact on the Company’s financial statements.

4.	RELATED PARTIES

S & A Supply, Inc., S & A Realty, Inc., and S & A Management, Inc. are part of an affiliated group.  Nancy A. Mead and the Estate of Rodney P. Mead are the majority shareholders of all three companies.  For the six months ended June 30, 2007 and 2006 the Company paid management fees of $295,200 and $285,000, respectively, to S & A Management, Inc.  For the six months ended June 30, 2007 and 2006, the Company paid rent of $52,500 and $33,000, respectively, to S & A Realty, Inc.  All activity between S & A Supply, Inc. and the other two companies has been disclosed, where appropriate, in these financial statements.

The Company receives and pays interest on the related party loans at the same rate that applies to its line-of-credit (see Note 2).

5.	SUBSEQUENT EVENTS

On September 10, 2007, S&A Purchasing Corp., a wholly owned subsidiary of Colonial Commercial Corp., a New York corporation, acquired from the Company and its affiliates, all of our tangible and intangible assets, including accounts receivable, inventory, fixed assets, but excluding certain accounts receivable and other specifically excluded assets, and assumed certain liabilities, including trade accounts payable and motor vehicle loans.  The transaction was effected pursuant to an Asset Purchase Agreement dated as of September 10, 2007 (the “APA”).